SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 30, 2004

BELLSOUTH CORPORATION

(Exact name of registrant as specified in its charter)

GEORGIA	1-8607	58-1533433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Peachtree Street, N.E., Room 15G03, Atlanta, Georgia	30309-3610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(404) 249-2000

Item 5.	Other Events and Regulation FD Disclosure

As previously disclosed in BellSouth’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 6, 2004 (the “Form 10-Q”), BellSouth entered into an agreement to sell its interests in 10 Latin American operations. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we have classified the results of the Latin American operations as discontinued operations.

The Registrant is filing this Current Report on Form 8-K to restate all prior periods covered by the Form 10-K, reflecting the discontinued operations.

Other than the changes previously noted, no changes to Form 10-K amounts or related disclosure were made in this Form 8-K.

Item 7.	Financial Statements and Exhibits

c) Exhibits

Exhibit No.

99-a	Restatement of Selected Financial and Operating Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements previously included in the Annual Report on Form 10-K for the year ended December 31, 2003, originally filed on February 24, 2004.

11	Restatement of Computation of Earnings Per Share previously included in the Annual Report on Form 10-K for the year ended December 31, 2003, originally filed on February 24, 2004.

12	Restatement of Computation of Ratio of Earnings to Fixed Charges previously included in the Annual Report on Form 10-K for the year ended December 31, 2003, originally filed on February 24, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELLSOUTH CORPORATION

By: /s/ W. PATRICK SHANNON

W. Patrick Shannon
Vice President – Finance
July 30, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated February 9, 2004, except with respect to Note U, as to which the date is February 17, 2004 and Note A, as to which the date is July 9, 2004 relating to the consolidated financial statements of BellSouth Corporation, which appears in the Current Report on Form 8-K dated July 30, 2004, in the following Registration Statements:

• Form S-3 (File No. 333-105708),

• Form S-3 (File No. 333-67084),

• Form S-8 (File No. 333-115034),

• Form S-8 (File No. 333-115035),

• Form S-8 (File No. 333-115036),

• Form S-8 (File No. 333-105710),

• Form S-8 (File No. 333-75660).

PricewaterhouseCoopers LLP

Atlanta, Georgia

July 30, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 6, 2004 (except for Note 18, as to which the date is February 17, 2004), with respect to the consolidated financial statements of Cingular Wireless LLC (not included separately herein), included in this Current Report (Form 8-K) dated July 30, 2004, in the registration statements listed below of Bellsouth Corporation:

• Form S-3 (File No. 333-105708),

• Form S-3 (File No. 333-67084),

• Form S-8 (File No. 333-115035),

• Form S-8 (File No. 333-115036),

• Form S-8 (File No. 333-105710),

• Form S-8 (File No. 333-115034).

• Form S-8 (File No. 333-75660).

/s/ Ernst & Young LLP

Atlanta, Georgia

July 30, 2004